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                                                                   EXHIBIT 99.3

                           THERMEDICS DETECTION INC.

                    International Holder Subscription Form

IMPORTANT: The number of Rights that may be exercised pursuant to the Basic Subscription Privilege by the person whose name appears on the label affixed to this form is the number indicated in the top right-hand corner of the label.

EXERCISE AND SUBSCRIPTION: The undersigned irrevocably exercises one or more Rights to subscribe for shares of Thermedics Detection Common Stock as indicated below, on the terms and subject to the conditions specified in the prospectus of Thermedics Detection Inc. dated February __, 1997 (the "Prospectus"), receipt of which is hereby acknowledged.

        (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege (one Right needed to subscribe for each full share): _______________

        (b)     Number of shares subscribed for pursuant to the Oversubscription
                Privilege: _______________

        (c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege -- times the Subscription Price of $_____): _______________ (1)

METHOD OF PAYMENT (CHECK ONE)

        [_] CHECK OR BANK DRAFT DRAWN ON A U.S. BANK OR MONEY ORDER PAYABLE TO AMERICAN STOCK TRANSFER & TRUST COMPANY.

        [_] WIRE TRANSFER DIRECTED TO THE ACCOUNT MAINTAINED BY AMERICAN STOCK TRANSFER & TRUST COMPANY AT CHEMICAL BANK, 55 WATER STREET, NEW YORK, NEW YORK 10041, ACCOUNT NO. ____________, ABA NO. 021 000 128.

(1) If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the Subscription Price for all shares that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege (the "Subscription Excess"), the person subscribing pursuant hereto shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Thermedics Detection Common Stock equal to the quotient obtained by dividing the Subscription Excess by $_____. The amount remaining after such division shall be returned to the subscriber without interest or deduction.

        [_]     CHECK HERE TO SELL YOUR UNEXERCISED RIGHTS THROUGH SUBSCRIPTION
                AGENT: Check box if the undersigned hereby authorizes the Subscription Agent to sell any Rights held by the undersigned but not exercised hereby and to deliver to the undersigned a check for the proceeds.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.
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ANY PERSON LOCATED IN THE UNITED KINGDOM WHO IS NOT EITHER (1) A PERSON
WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, OR (2) AN EXISTING REGISTERED HOLDER OF THERMEDICS DETECTION COMMON STOCK, REPRESENTS, BY SIGNING BELOW, THAT ANY SHARES OF THERMEDICS DETECTION COMMON STOCK PURCHASED UPON THE EXERCISE OF RIGHTS ARE BEING PURCHASED WITH A VIEW TO HOLDING SUCH SHARES AS AN INVESTMENT AND WITHOUT ANY INTENTION TO RESELL SUCH SHARES.


                                   IMPORTANT

                            RIGHTS HOLDER SIGN HERE

            ......................................................

            ......................................................
                          (Signature(s) of Holder(s))

            Dated:.........................................., 1997

(Must be signed by the Rights holder(s) exactly as name(s) appear(s) on the certificate(s) representing shares of Common Stock of Thermedics Inc. or Thermedics Detection Inc. as to which the Rights have been distributed. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) - in - fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See instructions.)

Name(s).........................................................................

 ................................................................................
                                (Please Print)

Capacity........................................................................

Address.........................................................................

 ................................................................................
                             (Including Zip Code)

Area Code and
Telephone Number................................................................
                                    (Home)

 ................................................................................
                                  (Business)

Tax Identification or
Social Security No..............................................................
                        (Complete Substitute Form W-9)




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